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                                                                   EXHIBIT 99.13

                              BROADCOM CORPORATION
                   1998 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM
SECTION 1         Action                                Complete Sections:
                  [ ]  New Enrollment                   2, 3, 6, 7 and sign
                                                        attached Stock Purchase
                                                        Agreement


            Payroll Deduction Change                    2, 4, 7
            Terminate Payroll Deductions                2, 5, 7
            Leave of Absence                            2, 6, 7

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       Name _________________________________________________________
             Last        First          MI           Dept.

       Home Address _________________________________________________
                          Street
       ______________________________________________________________
            City             State                   Zip Code

       Social Security #:________-________-_________

       Effective with the Purchase

       Interval Beginning:                Payroll Deduction Amount:
                                          _____% of cash earnings*
           May 1, 199
           November 1, 199__              * Must be a multiple of 1%
           Initial Offering Period        up to a maximum of 15% of
                                          cash earnings

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       Effective with the                          I authorize the following new
       Pay Period Beginning:_____________________  level of payroll deduction:
                             Month, Day and Year   ____% of cash earnings*

                                                   *  Must be a multiple of 1%
                                                      up to a maximum of 15% of
                                                      cash earnings

       NOTE: You may reduce your rate of payroll deductions once per 6-month purchase interval to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next 6-month purchase interval (May 1 or November 1).

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       Effective with the                          Your election to terminate
       Pay Period Beginning:____________           your payroll deductions for
                            Month, Day and Year    the balance of the offering
                                                   period cannot be changed, and
                                                   you may not rejoin the
                                                   offering period at a later
                                                   date.  You will not be able
                                                   to resume participation in
                                                   the ESPP until the start of
                                                   the next offering period.

In connection with my voluntary termination of payroll deductions (or an approved leave of absence), I elect the following action regarding my ESPP payroll deductions to date in the current purchase interval:

   [ ]   Purchase shares of Broadcom Corporation on next scheduled purchase date
                  OR
   [ ]   Refund ESPP payroll deductions collected


NOTE: If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

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           In connection with my leave of absence, I elect the following action with respect to my ESPP payroll deductions to date:

           Purchase shares of Broadcom Corporation on next scheduled purchase date
                   OR
           Refund ESPP payroll deductions

NOTE: If you take an unpaid leave of absence, your payroll deductions will immediately cease. If you return to active status within 90 days after the start of your leave, your payroll deductions will at that time automatically resume at the rate in effect for you when your leave began.

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    [ ]    My certificate will be issued in street name and delivered to the brokerage account designated by Broadcom Corporation

______________________________              ____________________________________
             Date                                   Signature of Employee